United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2021

Clarus Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, par value $.0001 per share	CLAR	NASDAQ Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2021, at Clarus Corporation’s (the “Company”) 2021 Annual Meeting of Stockholders (the “Meeting”), Ms. Susan Ottmann was elected to serve on the Company’s Board of Directors until the Company’s next Annual Meeting of Stockholders and until her successor is duly elected and qualified.

Ms. Ottmann, 56 years old, has more than 25 years of industrial engineering experience in multiple engineering, marketing, manufacturing and leadership roles for a number of multinational companies. Since August 2018, Ms. Ottmann has served as the graduate program director for Engineering Professional Development in the College of Engineering at the University of Wisconsin-Madison where she also teaches courses in technical leadership and technical project management for both credit and professional development programs. From October 2015 to August 2018, Ms. Ottmann was the business and program director in the College of Engineering at the University of Wisconsin-Madison where she managed the manufacturing systems online master’s program, led technical leadership short course programs and managed the Engineering Professional Development department’s human resource and finance staff as well as business process teams. From September 2013 to July 2015, Ms. Ottmann was the general manager for Thermo Fisher Scientific’s global analytical instrument business where she managed a team of 770 associates with operations in the US, UK, Germany and China as well as sales teams worldwide. From April 2006 to September 2013, Ms. Ottmann served in various roles at Danaher Corporation, including serving as President and Vice President in certain of its global business units. Ms. Ottmann received B.S. degrees in Mechanical Engineering and Engineering & Public Policy from Carnegie Mellon University as well as an M.S. degree in Management from North Carolina State University.

Ms. Ottmann will receive compensation as a non-employee director in accordance with Company’s director compensation program described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 26, 2021.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)       Of the 31,314,181 shares of common stock outstanding and entitled to vote at the Meeting, 29,257,542 shares of common stock were present in person or by proxy and entitled to vote, representing approximately 93.43% of the Company’s shares of common stock entitled to vote at the Meeting.

(b)       At the Meeting, the Company’s stockholders: (i) approved the election of each of the following five director nominees standing for election: Warren B. Kanders, Donald L. House, Nicholas Sokolow, Michael Henning and Susan Ottmann, and (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

The voting results for each proposal are set forth below:

Proposal 1 – To elect five members to serve on the Company’s Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Warren B. Kanders	17,235,426	8,816,242	3,205,874
Donald L. House	12,736,708	13,314,960	3,205,874
Nicholas Sokolow	12,756,184	13,295,484	3,205,874
Michael Henning	14,286,046	11,765,622	3,205,874
Susan Ottmann	25,906,593	145,075	3,205,874

Proposal 2 – To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
29,248,871	4,697	3,974	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARUS CORPORATION

Dated: June 7, 2021	By:	/s/ Aaron J. Kuehne
		Name:	Aaron J. Kuehne
		Title:	Executive Vice President and Chief Financial Officer